Exhibit 99(a)

Windstream reports first-quarter results
Grew Adjusted OIBDAR year-over-year
Recorded positive broadband customer growth in March for first time in 5 years
Continued to drive growth of enterprise strategic services

Release date: May 3, 2018

LITTLE ROCK, Ark. - Windstream Holdings, Inc. (Nasdaq: WIN), a leading provider of advanced network communications and technology solutions, today reported first-quarter results.

“Our first quarter results show strong traction in our ongoing transformation of the company as evidenced by year-over-year growth in Adjusted OIBDAR,” said Tony Thomas, president and chief executive officer. “Customer demand for strategic services, including Unified Communications as a Service and SD-WAN, continued to grow and represented almost 40 percent of total enterprise sales during the quarter. Our recent network investments also have driven meaningful improvements in our broadband subscriber trends with March representing our best performance in more than five years.

“Total cash costs improved by more than 6 percent year-over-year, driven in part by our IT integration work, as well as our continued focus on reducing network interconnection expenses and driving improvements in our overall organizational effectiveness,” Thomas said.

Results under GAAP

Total revenues and sales were $1.45 billion, an increase of 6 percent from the same period a year ago, and total service revenues were $1.44 billion, an increase of 7 percent year-over-year. Operating income was $69 million compared to $44 million in the same period a year ago. The company reported a net loss of $121 million, or a loss of 65 cents per share, compared to a net loss of $111 million, or a loss of 89 cents per share, a year ago.

ILEC consumer and small business service revenues were $471 million, a decrease of 5 percent from the same period a year ago, and segment income was $282 million compared to $289 million year-over-year.

Enterprise service revenues were $733 million, a 13 percent increase from the same period a year ago, and segment income was $146 million compared to $124 million year-over-year.

Wholesale service revenues were $184 million, a 3 percent increase from the same period a year ago, and segment income was $128 million compared to $127 million year-over-year.

CLEC consumer service revenues were $48 million, an increase of 131 percent from the same period a year ago, and segment income was $27 million compared to $11 million year-over-year.

Adjusted Results of Operations

Adjusted total revenues and sales were $1.45 billion compared to $1.52 billion in the same period a year ago. Adjusted total service revenues were $1.44 billion compared to $1.49 billion year-over-year.

Adjusted OIBDAR was $500 million compared to $499 million in the same period a year ago.

Adjusted capital expenditures were $208 million compared to $231 million in the same period a year ago.

ILEC consumer and small business service revenues were $471 million, a 5 percent decrease from the same period a year ago, and contribution margin was $282 million compared to $289 million a year ago.

Enterprise service revenues were $733 million, a 2 percent decrease from the same period a year ago, and contribution margin was $146 million compared to $140 million a year ago.

Wholesale service revenues were $184 million, a decrease of 8 percent from the same period a year ago, and contribution margin was $128 million compared to $138 million a year ago.

CLEC consumer service revenues were $48 million, a 7 percent decrease from the same period a year ago, and contribution margin was $27 million compared to $29 million a year ago.

Note: Adjusted results of operations are based on the combined historical financial information of Windstream and EarthLink and assume the merger was completed on Jan. 1, 2017. Operating results for Broadview are included beginning on July 28, 2017, the date of acquisition. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s Web site at www.windstream.com/investors.

Financial Outlook for 2018

The company’s 2018 full-year guidance remains unchanged. The company expects service revenue trends to be slightly improved versus 2017 trends. The company expects adjusted OIBDAR to be in the range of $1.95 billion to $2.01 billion. Adjusted capital expenditures are expected to be between $750 million and $800 million.

The company expects to generate adjusted free cash flow of approximately $165 million. The outlook assumes cash interest on long-term debt of approximately $385 million.

About Windstream

Windstream Holdings, Inc. (NASDAQ:WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions. Windstream provides data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers across the U.S. The company also offers broadband, entertainment and security services for consumers and small and medium-sized businesses primarily in rural areas in 18 states. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 150,000 miles. Additional information is available at windstream.com or windstreamenterprise.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream or @WindstreamBiz.

Adjusted OIBDA is operating income before depreciation and amortization, excluding pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs.

Adjusted OIBDAR is Adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti Group, Inc.

Adjusted free cash flow is defined as Adjusted OIBDA, less adjusted capital expenditures, cash taxes and cash interest on long-term debt.

Cautionary Statement Regarding Forward Looking Statements

Windstream Holdings, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, 2018 guidance for service revenue, adjusted OIBDAR, adjusted capital expenditures and adjusted free cash flow, along with statements regarding cash taxes and future growth of adjusted OIBDAR and free cash flow; 2018 directional outlook for business units and overall business trends, including revenue and contribution margin trends and sales opportunities; improvement in our ability to compete, including expanding utilization of next generation technology in our products and services, increasing availability of faster broadband speeds to more households within our service areas along with subscriber trends, and expected continued sales growth of strategic products for business customers, statements regarding our 2018 priorities and progress; the benefits of the mergers with EarthLink Holdings Corp. and Broadview Network Holdings, Inc., including projected synergies and the timing of the synergies; our ability to improve our debt profile and balance sheet and overall reduction in net leverage; expectations regarding expense management activities and the timing and benefit of such activities; and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts.

These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;

•
the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

•
the impact of the Federal Communications Commission’s comprehensive business data services reforms or additional FCC reforms or actions that may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

•	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

•
the alleged ability of one or more purported noteholders to establish that transactions related to the spin-off of certain assets in 2015 into a publicly-traded real estate investment trust allegedly violated certain covenants in existing indentures governing certain outstanding senior notes;

•
the benefits of our current capital allocation strategy, which may be changed at anytime at the discretion of our board of directors, and certain cost reduction activities may not be fully realized or may take longer to realize than expected, or the implementation of these initiatives may adversely affect our sales and operational activities or otherwise disrupt our business and personnel;

•	the availability and cost of financing in the corporate debt markets;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•
our election to accept state-wide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

•
our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position

•	further adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•
unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•
material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale and enterprise customers;

•	the impact of recent adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations and the potential for additional adverse changes in the future;

•	earnings on pension plan investments significantly below our expected long-term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the effects of federal and state legislation, and rules and regulations, and changes thereto, including changes implemented by administrative agencies, governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•	those additional factors under “Risk Factors” in Item 1A of Windstream’s Annual Report and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Chris King, 704-319-1025
david.avery@windstream.com	christopher.c.king@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2018	2017	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,435.4	$1,344.4	$91.0	7
Product sales	18.9	21.3	(2.4)	(11)
Total revenues and sales	1,454.3	1,365.7	88.6	6
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	736.9	683.8	53.1	8
Cost of products sold	16.8	20.8	(4.0)	(19)
Selling, general and administrative	228.8	213.8	15.0	7
Depreciation and amortization	381.8	338.5	43.3	13
Merger, integration and other costs	7.3	57.3	(50.0)	(87)
Restructuring charges	13.7	7.4	6.3	85
Total costs and expenses	1,385.3	1,321.6	63.7	5
Operating income	69.0	44.1	24.9	56
Other income (expense), net	(2.3)	2.6	(4.9)	(188)
Net loss on early extinguishment of debt	—	(3.2)	3.2	(100)
Interest expense (A)	(223.1)	(211.8)	11.3	5
Loss before income taxes	(156.4)	(168.3)	(11.9)	7
Income tax benefit	(35.0)	(57.0)	(22.0)	(39)
Net loss	$(121.4)	$(111.3)	$10.1	(9)

Weighted average common shares	187.0	126.1	60.9	48
Common shares outstanding	204.6	190.4	14.2	7

Basic and diluted loss per share:
Net loss	($.65)	($.89)	($.24)	27

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,435.4	$1,493.7	$(58.3)	(4)
Adjusted revenues and sales	$1,454.3	$1,515.2	$(60.9)	(4)
Adjusted OIBDAR (C)	$499.7	$498.6	$1.1	—
Adjusted OIBDA (D)	$336.3	$335.2	$1.1	—
Adjusted capital expenditures (E)	$207.7	$230.5	$(22.8)	(10)

* Not meaningful
(A)
Includes interest expense associated with the master lease agreement with Uniti of $118.5 million for the three month period ended March 31, 2018, as compared to $122.8 for the three month period ended March 31, 2017.

(B)
Adjusted results of operations are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti.
(D)
Adjusted OIBDA is operating income before depreciation and amortization, excluding pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs.

(E)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures for Broadview and EarthLink and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2018	2017	Amount	%
Consumer & Small Business
Revenues and sales:
Service revenues	$471.0	$495.7	$(24.7)	(5)
Product sales	5.5	8.7	(3.2)	(37)
Total revenue and sales	476.5	504.4	(27.9)	(6)
Costs and expenses	194.6	215.4	(20.8)	(10)
Segment income	$281.9	$289.0	$(7.1)	(2)

Enterprise
Revenues and sales:
Service revenues	$732.9	$649.2	$83.7	13
Product sales	13.2	12.6	0.6	5
Total revenue and sales	746.1	661.8	84.3	13
Costs and expenses	600.3	537.8	62.5	12
Segment income	$145.8	$124.0	$21.8	18

Wholesale
Revenue and sales:
Service revenues	$183.7	$178.8	$4.9	3
Product sales	0.1	—	0.1	*
Total revenue and sales	183.8	178.8	5.0	3
Costs and expenses	55.5	51.7	3.8	7
Segment income	$128.3	$127.1	$1.2	1

Consumer CLEC
Revenues and sales:
Service revenues	$47.8	$20.7	$27.1	131
Product sales	0.1	—	0.1	*
Total revenue and sales	47.9	20.7	27.2	131
Costs and expenses	20.6	10.0	10.6	106
Segment income	$27.3	$10.7	$16.6	155

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2018	2017	Amount	%
Total segment revenues and sales:
Service revenues	$1,435.4	$1,344.4	$91.0	7
Product sales	18.9	21.3	(2.4)	(11)
Total segment revenues and sales	1,454.3	1,365.7	88.6	6
Total segment costs and expenses	871.0	814.9	56.1	7
Total segment income	583.3	550.8	32.5	6
Other unassigned operating expenses (A)	(111.5)	(103.5)	(8.0)	8
Merger, integration and other costs	(7.3)	(57.3)	50.0	(87)
Restructuring charges	(13.7)	(7.4)	(6.3)	85
Depreciation and amortization	(381.8)	(338.5)	(43.3)	13
Operating income	$69.0	$44.1	$24.9	56

(A)
These expenses are not allocated to the business segments. Unallocated expenses include stock-based compensation, pension expense, and shared services, such as accounting and finance, information technology, network management, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2018	2017
Assets
Current Assets:
Cash and cash equivalents	$60.5	$43.4
Accounts receivable, net	594.8	643.0
Inventories	90.3	93.0
Prepaid expenses and other	197.9	153.1
Total current assets	943.5	932.5

Goodwill	2,868.0	2,842.4
Other intangibles, net	1,405.9	1,454.4
Net property, plant and equipment	5,263.6	5,391.8
Deferred income taxes	389.8	370.8
Other assets	110.5	92.4
Total Assets	$10,981.3	$11,084.3

Liabilities and Shareholders’ Deficit
Current Liabilities:
Current maturities of long-term debt	$17.9	$169.3
Current portion of long-term lease obligations	194.3	188.6
Accounts payable	444.1	494.0
Advance payments and customer deposits	199.9	207.3
Accrued taxes	75.7	89.5
Accrued interest	87.1	52.6
Other current liabilities	269.0	342.1
Total current liabilities	1,288.0	1,543.4

Long-term debt	5,929.3	5,674.6
Long-term lease obligations	4,592.8	4,643.3
Other liabilities	508.4	521.9
Total liabilities	12,318.5	12,383.2

Shareholders’ Deficit:
Common stock	—	—
Additional paid-in capital	1,228.9	1,191.9
Accumulated other comprehensive income	33.9	21.4
Accumulated deficit	(2,600.0)	(2,512.2)
Total shareholders’ deficit	(1,337.2)	(1,298.9)
Total Liabilities and Shareholders’ Deficit	$10,981.3	$11,084.3

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED
	March 31,	March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(121.4)	$(111.3)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	381.8	338.5
Provision for doubtful accounts	5.6	9.6
Share-based compensation expense	9.9	16.8
Deferred income taxes	(34.7)	(55.2)
Net loss on early extinguishment of debt	—	3.2
Other, net	10.8	2.2
Changes in operating assets and liabilities, net:
Accounts receivable	43.7	33.8
Prepaid income taxes	(3.0)	(5.6)
Prepaid expenses and other	(15.5)	(30.5)
Accounts payable	(36.3)	(61.5)
Accrued interest	34.7	29.9
Accrued taxes	(16.7)	(2.3)
Other current liabilities	(25.5)	(5.3)
Other liabilities	(1.7)	2.4
Other, net	7.6	(11.0)
Net cash provided from operating activities	239.3	153.7
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(217.6)	(243.4)
Cash acquired from EarthLink	—	5.0
Acquisition of MASS	(37.6)	—
Other, net	0.4	(2.5)
Net cash used in investing activities	(254.8)	(240.9)
Cash Flows from Financing Activities:
Dividends paid to shareholders	—	(23.7)
Proceeds from issuance of stock	—	9.6
Repayments of debt and swaps	(217.1)	(1,154.6)
Proceeds from debt issuance	313.0	1,315.6
Debt issuance costs	(2.8)	(7.0)
Payments under long-term lease obligations	(44.9)	(40.6)
Payments under capital lease obligations	(13.1)	(8.7)
Other, net	(2.5)	(11.0)
Net cash provided from financing activities	32.6	79.6
Increase (decrease) in cash and cash equivalents	17.1	(7.6)
Cash and Cash Equivalents:
Beginning of period	43.4	59.1
End of period	$60.5	$51.5

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL ADJUSTED OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2018	2017	Amount	%
Consumer - ILEC customers
Households served	1,257.3	1,337.5	(80.2)	(6)
High-speed Internet customers	1,004.4	1,047.6	(43.2)	(4)
Digital television customers	267.1	310.0	(42.9)	(14)

Net household losses	11.5	17.1	(5.6)	(33)
Net high-speed Internet customer losses	2.2	3.5	(1.3)	(37)

Small Business - ILEC customers	125.0	136.8	(11.8)	(9)

Enterprise customers	120.7	120.8	(0.1)	—

Consumer CLEC customers	641.0	683.1	(42.1)	(6)

Note:	Customer metrics include acquired EarthLink customers for all periods presented. Broadview customers are included as of the acquisition date of July 28, 2017.

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED
	March 31,	March 31,
	2018	2017
Adjusted Capital Expenditures:
Capital expenditures under GAAP	$217.6	$243.4
EarthLink capital expenditures pre-merger	—	15.2
Project Excel capital expenditures	—	(23.6)
Integration capital expenditures	(9.9)	(4.5)
Adjusted capital expenditures (A)	$207.7	$230.5

	THREE MONTHS ENDED
	March 31,
	2018
Adjusted Free Cash Flow:
Operating income under GAAP	$69.0
Depreciation and amortization	381.8
OIBDA	450.8
Adjustments:
Merger, integration and other charges	7.3
Restructuring charges	13.7
Other costs (B)	17.1
Pension expense	0.9
Share-based compensation expense	9.9
Master lease rent payment	(163.4)
Adjusted OIBDA	336.3
Adjusted capital expenditures (per above)	(207.7)
Cash paid for interest on long-term debt obligations	(66.3)
Cash refunded for income taxes	3.2
Adjusted free cash flow	$65.5

(A)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures for Broadview and EarthLink and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

(B)
Other costs primarily include business transformation expenses of $11.1 million consisting of consulting fees of $8.7 million and $2.4 million of incremental marketing and rebranding costs. These costs also include $5.4 million of incremental network optimization costs incurred in migrating traffic to existing lower costs circuits and terminating contracts prior to their expiration.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED
		March 31,	March 31,
		2018	2017
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,435.4	$1,344.4
Adjustments:
EarthLink service revenues	(A)	—	149.3
Adjusted service revenues		1,435.4	1,493.7
Product sales under GAAP		18.9	21.3
Adjustments:
EarthLink product sales	(A)	—	0.2
Adjusted product sales		18.9	21.5
Adjusted revenues and sales		$1,454.3	$1,515.2

Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(121.4)	$(111.3)
Adjustments:
Other expense (income), net	(B)	2.3	(2.6)
Net loss on early extinguishment of debt	(B)	—	3.2
Interest expense	(B)	223.1	211.8
Income tax benefit	(B)	(35.0)	(57.0)
Operating income under GAAP	(B)	69.0	44.1
Depreciation and amortization	(B)	381.8	338.5
Adjustments:
EarthLink operating income	(C)	—	30.8
Merger, integration and other costs	(B)	7.3	57.3
Restructuring charges	(B)	13.7	7.4
Other costs	(E)	17.1	6.0
Pension expense	(B)	0.9	2.1
Share-based compensation expense	(F)	9.9	12.4
Adjusted OIBDAR		499.7	498.6
Master lease rent payment	(D)	(163.4)	(163.4)
Adjusted OIBDA		$336.3	$335.2

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED
		March 31,	March 31,
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:		2018	2017
Net Cash Provided From Operating Activities		$239.3	$153.7
Adjustments:
Master lease rent payment	(D)	(163.4)	(163.4)
EarthLink operating income	(C)	—	30.8
Merger, integration and other costs	(E)	7.3	57.3
Restructuring charges	(B)	13.7	7.4
Other costs	(B)	17.1	6.0
Other expense (income), net	(B)	2.3	(2.6)
Interest expense	(B)	223.1	211.8
Income tax benefit, net of deferred income taxes		(0.3)	(1.8)
Provision for doubtful accounts	(G)	(5.6)	(9.6)
Other noncash adjustments, net	(H)	(9.5)	(4.5)
Changes in operating assets and liabilities, net	(G)	12.3	50.1
Adjusted OIBDA		$336.3	$335.2

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$239.3
Adjustments:
Cash paid for interest on long-term debt obligations		(66.3)
Cash paid for income taxes		3.2
Capital expenditures		(217.6)
Post-merger integration capital expenditures		9.9
Master lease rent payment	(D)	(163.4)
Merger, integration and other costs	(B)	7.3
Restructuring charges	(B)	13.7
Other costs	(E)	17.1
Other expense (income), net	(B)	2.3
Interest expense	(B)	223.1
Income tax benefit, net of deferred income taxes		(0.3)
Provision for doubtful accounts	(G)	(5.6)
Other noncash adjustments, net	(H)	(9.5)
Changes in operating assets and liabilities, net	(G)	12.3
Adjusted Free Cash Flow		$65.5

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc. ("Windstream", "we", "us", "our") has presented in this package unaudited adjusted results, which includes the results of operations of EarthLink Holdings Corp. ("EarthLink") as if the merger with EarthLink had been completed as of January 1, 2017. The adjusted results are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. Operating results of Broadview Networks Holdings, Inc. ("Broadview") are included beginning on July 28, 2017, the date of acquisition.The adjusted results exclude pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs. We have made certain reclassifications to the historical financial information of EarthLink to conform to our presentation. We have presented certain measures of our operating performance, on an adjusted basis, that reflects the impact of the annual cash rent payment due under the master lease agreement with Uniti Group, Inc. ("Uniti").

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Represents EarthLink revenues and sales prior to the merger date of February 27, 2017.
(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)
Represents EarthLink operating results for periods prior to the merger date of February 27, 2017. These amounts exclude EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.

(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with Uniti.
(E)
Other costs for the three month period ended March 31, 2018, primarily include business transformation expenses of $11.1 million consisting of consulting fees of $8.7 million and $2.4 million of incremental marketing and rebranding costs. These costs also include $5.4 million of incremental network optimization costs incurred in migrating traffic to existing lower costs circuits and terminating contracts prior to their expiration. Comparatively, for the three month period ended March 31, 2017, other costs primarily consist of a penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately $5.2 million.

(F)	Excludes share-based compensation expense included in merger, integration and other costs of $4.4 million during the three month period ended March 31, 2017.
(G)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(H)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, gains on the sale of property, and other non-cash miscellaneous income and expenses.